House lease agreement

Lessor (Party A): Fu Wei Commercial Management (Shenzhen.) Limited
Unified Social Credit Code Number: 91440300MA5ED2U9X4
Address: Wuyi, Futian District, Shenzhen City, playing the chase, Zijing Community Business Newspaper, Zuolu Yinglong Business Datong 2109
Contact and contact number:
E-mail:

Lessee (Party B): GRAND WORLD PRO LIMITED
Contact address: Unit 1733 - 35, 17/ F, Gala Place, 56 Dundas Street, MongKok, Hong Kong.
Contact and contact number: +852 2323 3577
E-mail:

In accordance with the "Contract Law of the People's Republic of China" and related laws and regulations, judicial interpretations, the relevant matters concerning the rental of commercial properties that are conveniently managed by the company to the spear-renters are negotiated by the two parties. Both parties abide by the implementation.

First, Lease target and configuration

1. Party B Leasing Party A is located in Unit 3109, Zhongjing Block, Poly-Plaza Clover, No. 406 #2, Huasui Road, Guangzhou.

2. Before the signing of this agreement, Party B has been on the spot to see the status of the leased property, ownership and other related circumstances. Leasing property provides one-stop integrated service, including building shared space, multi-functional conference room, tea room, tea room 3

Second, Lease term, rent-free period and related property expenses

The lease term is from the year of 2018, from 15 Oct.to 15 Oct. 2020, of which 15 Oct. 2018.From 15 Oct. 2018 to 19 Oct. 2018, is force rent-free period. This rent-free period is for the Other expenses incurred in the rental of the property shall be borne by Party B.

Third, The use of rental properties

The purpose of the leased property is: office. Without the consent of Party A, Party B shall not arbitrarily change the use for other purposes. A small-credit soft, online credit platform industry, and may not engage in illegal activities. Our destruction is destruction destroy property. Otherwise, after the change of the card, the card will be deemed to be a fundamental breach of contract, and the company will have the right to dismiss the contract, recover the property, and collect the insurance and the fifth article: Intermediary commission and rent-free rental and service fee loss.

Forth, Service items and charging standards

Uranium City Head White Year Business Management Co., Ltd.(www.szcbdffice.com)

TEL86 755 23993877 FAX:86 755 2399 1 299

Service items	Standard service description	Amount
Independent office space	Use of independent office space, costs include · rent, property management fees, etc. Office ID: 3109 (The service content included in this service is not allowed to be split and should be paid in full)	¥37701/month
Daily public service	Building shared space, multi-functional meeting room, tea room, cleaning	N/A
Total rent and service fees	Rent: ¥ 33441 / month, service fee: ¥ 4260 / month.	
Total deposit	¥113103, The amount of the deposit is equal to three times the total monthly rent and service fee. Party B shall not deduct any fee from the deposit.	
Contract term and increment	Term	Monthly rent &service fee
	15 Oct. 2018 - 19 Oct.2018	0
	20 Oct. 2018 - 19 Nov.2018	¥37701
	20 Nov. 2018 - 30 Nov.2018	¥13824
	01 Dec. 2018 - 30 Sept.2019	¥37701
	01 Oct. 2019 - 14 Oct. 2019	¥17026
	15 Oct. 2019 - 31 Oct. 2019	¥21775
	01 Nov. 2019 - 30 Sept.2020	¥39707
	01 Oct. 2020 - 14 Oct.2020	¥17932

Fifth, Rent and service fees and payment methods

1 The rent and service fee are monthly, and the monthly supervision is 25th with the day, the last day is the legal holiday (excluding Saturday and Sunday) and the first one after the festival Day), B. Wan should be in accordance with the above table. The monthly payment and service fee are even paid to

Party A's designated account: 6 2 17 6803 01 29 691 4

The corpse bank: China Bank, Shenzhen Sannuo Building Branch

Account Name: Wang rui

The rent and service fee include the property fee. If Party B defaults on rent and service fees, after three days from the date of the expiration, the daily rent and service fee is 3%. If Party B refuses to pay the above-mentioned late payment fee, Party A will be entitled to deduct the rental deposit after the contract expires. Party A's permission to continue to rent the property is not a waiver of this right, except for those expressly stated by Party A in the above form.

2. If Party B defaults on rent and service fees for 3 days or other expenses, the amount of work is ¥ 3770 is not settle, Party A entrusted property management company to take measures to stop water and power locks on

leased properties Until Party B settles the long payment and the late payment, the Kiosk, all expenses during the power-off lock (including but not limited to rent and service fees, property management, air-conditioning fees, and water release) are still borne by Party B.

If Party B still refuses to settle the arrears within seven days after taking the above measures, Party A has the right to unilaterally terminate this contract and stipulate Party B's liability for breach of contract in accordance with Article 3 of this Article.

3. If Party B defaults on rent, and the service fee is reached 7 Accumulated daily or other expenses ￥ 8797 is not settle, Party A has the right to cancel this contract in ten aspects, and collect the lease deposit, water and electricity fee, and request Party B, first month rent Order and service fee tanks live rent-free rent (RMB5 573 and service fee and intermediary commission RMB33163)

4. Party A will cancel the notice of this contract by mail or post or delivered to Party B to inform the order of the newspaper

The date of publication is deemed to be served. After the notice , Party A has the right to recover the house and the office. Selling the house in the house (the disposal, sale proceeds are owned by Party A))

Registration, re-leasing of the property, and requesting compensation of 10,000 yuan as of the re-leasing date of Party. The former rent and service furnace merchants and the re-leasing of agency fees lost.

Sixth, Lease deposit, first year rent and service fee, lease deposit agreement

1 Party B shall pay Party A's lease deposit, rent-free property management fee, etc. ¥ 163442,. If you do not pay the above-mentioned amount within the agreed time limit, then Party B will be deemed to be a fundamental breach of contract. Party A has the right to recover the business from the company. .

a) First month rent and service fee RMB 3770

b) Lease deposit RMB 113103

c) Water and electricity fee turnover of RMB 11928

d) Rent-free property management fee RMB 710

2 Upon expiration of the lease, Party B has no breach of contract and force, and has not defaulted on this agreement. Article 4: The agreed rent and registration milk and late payment fee, utilities and other related expenses, Party A shall refund the above lease guarantee in full within 7 working days.

3 The lease deposit is equivalent to the three months' rent and service fee. During the contract period, the lease deposit should be increased in increments and the service fee. The rental and service fees begin to increase in the rent-paid month. Party B should increase the rent deposit. At first glance, rent and service fee will be paid to Party A together. Otherwise, Party A has the right to charge a late fee, according to Article 5, Section 1.

Seventh, the handover of the house

1 The two parties agree to go through the procedures for the transfer of the leased property before 15 Oct. 2018, and the date of the lease of the lease term and the rent-free period agreed upon the same. If Party B do not accept the leased property for seven days, Party A has the right to terminate the contract, confiscating the deposit or leasing deposit, water and electricity turnover and other expenses, and renting the property separately.

2. Before processing the leased property and handing over the procedures. Party B shall stipulate that Article 6 .Party A shall stipulate the deduction of the relevant items. This breach of contract, Party A has the right to confiscate.The money paid, the company will be rented separately to third parties.

3 If Party A fails to pay the leased property before the above date , the lease term is generally postponed, and the period is exempted.

Eighth, other expenses

1. Party B shall transfer the electricity, service and other expenses incurred in the previous month to Party A's account 10 days before each month.

Party A's designated account: 6 2 17 6803 01 29 691 4

The corpse bank: China Bank, Shenzhen Sannuo Building Branch

Account Name: Wang rui

Ninth, Agreement on the status quo and decoration of the delivery of the house

1 The status of the leased animal husbandry is described as decoration (see Appendix 1)

2 Written consent, and submit the decoration application and related materials according to the relevant requirements , pay the corresponding fishing recovery deposit.

3 The decoration plan of the Party B shall comply with the relevant laws and regulations, and the relevant government departments shall only fly the building property company. The cost of spitting repair cost, the handling of fire-fighting acceptance lottery and related expenses are borne by Party B. After the acceptance is passed by Party A (the qualified fork and decoration plan are handed over to Party A)

After the lease expires, the part of the property that needs to be renovated in the property. Rehabilitation shall be carried out. After the cancellation of the order of the company and the company, the lease deposit will be refunded in accordance with Article 6, paragraph 3 of this Agreement.

Tenth, Fixed decoration of the property, supporting facilities and articles

1 During the lease period, the rental facilities and items are damaged. , Party B is responsible for repair and compensation See Appendix 2 for a list of the facilities and items.

2 The above fixed decoration includes but is not limited to ceilings, floor decoration materials, wall decoration materials, thirsty rooms (Zhi Long, gypsum juice or other material walls, compartment doors and accessories), gates and ancillary facilities and accessories, Image wall, light guard, whistle, 1 ban, internal defense system and facilities, air conditioning and ancillary facilities.

Eleventh, the unit insurance purchase agreement

1. Party B shall be the beneficiary/insured of Party A, about renting during the lease period on the effective property, personal safety and public liability insurance Etc., the relevant insurance costs are paid by Party B, the corpse is blown inside the leased property Return to the household, save the insurance policy. Otherwise, Awan has the right to view fundamental breach of contract and eliminate related insurance, the relevant expenses shall be borne by Party B. If Party B refuses to undertake, Party A can rent a guarantee.

2. During the lease period, Party B will use Party A and/or third parties to violate during the process of using the leased property. The party shall bear the relevant compensation (including but not limited to economic losses and reputation caused by Party A are blamed, and the costs of legal fees, notary fees, and attorney fees incurred are also included.

Twelfth, lease renewal and renewal

1 Upon the expiration of the lease term stipulated in this contract, Party B shall continue to rent the property, should be in the expiration of the lease period before 30 days written notice to Party A and agreed with Party A.

2. If the two parties have not renewed their leases within the above-mentioned period, Party B shall actively cooperate with the ten-tenant tenant room in the last lease month, and may not refuse it for any reason. Otherwise, Party A has the right to request Party B to deduct directly from the rental deposit.

3 Lease period or expiration or termination of this contract for any reason. The property owner or other rights holders smelt and sign the same. Otherwise, Party B shall pay Party A penalty for breaching the amount of the next month's monthly gold and service fees.

Thirteenth, Liability for breach of contract

1 If Party B unilaterally removes this agreement or refuses to perform this agreement during the lease term, Vision will default and Stone will have the right to receive the lease security and water and electricity turnover, and Party B shall be in accordance with Article 5, paragraph 3 of this contract. The standard in the

paragraph shall be free of rent and service fees and intermediary commissions from Party A; if there are other losses, Party A may claim compensation from Party B.

2. If both parties cannot fulfill this agreement, Party A shall double return the lease Guarantee to Party B.

3.Party A has legally obtained the leased property right, if Party A cannot fulfill this agreement, responsibilities and obligations to negotiate with the property management, is not considered to be a breach of contract by Party A.

4. Party B shall abide by the owners and property management. Division's "Owner's Manual", "Property Management Statute" and its residence. The management requirements were met, and any losses caused by Party B and Party A due to violation by Party B, undertaken by Party B.

5. Party B shall not sublease the property or hand it over to a single official or individual other than B. Wan. Otherwise, Party B shall be in breach of contract, and Party A shall have the right to terminate the contract and receive the lease deposit and the water and electricity turnover fund.

6. If the lease expires or the contract is terminated in advance, and if the lease is not returned to the leased property, the rent and service fee at the time of termination of the agreement shall be doubled with Party A from the time of the termination of the contract or the second period of the lease term. The stagnation of the stagnation, the same leaf, the sweeping film has the right to choose to receive the leased property and dispose of the property in the franchise unit. The resulting expenses and the resulting losses are lost.

Fourteenth. The disputes between Party A and Party B concerning this agreement shall be decided through friendly negotiation; if the negotiation fails, the people's court in the place where the property is rented shall be submitted for ruling. The defaulting party shall be liable for the court litigation costs, notary fees, evaluation fees and attorney fees arising from the observant party.

Fifteenth. This Agreement shall be in duplicate, and Party A shall execute the stipulations and Party B shall perform the stipulations. After the signature (seals) are in force, the two parties shall have the same legal effect.

Sixteenth. Others: 1. This rent does not include the rental tax. Party A does not need to provide the rental invoice. If all the related liabilities arising from this are borne by Party B. 2. The rental and service fees and property management fees stipulated in this contract, the building property management company shall make corresponding adjustments to the placement fee, and the payment to be paid by Party B to Party A shall also be adjusted accordingly. 3. The contact information provided by the two parties on the front page of this agreement, including address, addressee, telephone number and e-mail address, is regarded as the effective communication method between Party A and Party B. Any party who delivers the letter to the above address is deemed to have served it. If the above address changes, either party must cross the address book and notify the other party to this agreement. 4. Party B shall pay the rent on 25 Oct. 2018 (from 20 Nov. 2018 to 30 Nov. 2018): ￥13824, and then pay the monthly rent on the 25th of each month.

甲方（签章）：
法定代表人：
联系电话：
邮箱地址：300210
委托代理人（签章）：13640660715
2018 年 9 月 26 日

乙方（签章）：
法定代表人：
联系电话：
邮箱地址：
委托代理人（签章）：黄洁嫚 (852) 2323 3577
2018 年 9 月 26 日

Annex 1: Plan of the leased property, description of the decoration



31 09 Unit: The specific location of the property is facing the south, the property is facing north, there are 3 inter-rooms in the room, 1 opening room, if the location of the contract registration record does not match the location of the property, it is based on this drawing. Location and description shall prevail.

Annex II: Confirmation of Repossession

Supplementary agreement

Lessor (Party A): Fu Wei Commercial Management (Shenzhen.) Limited

Unified Social Credit Code Number: 91440300MA5ED2U9X4

Address: Wuyi, Futian District, Shenzhen City, playing the chase, Zijing Community Business Newspaper, Zuolu Yinglong Business Datong 2109

Contact and contact number:

E-mail:

Lessee (Party B): GRAND WORLD PRO LIMITED

Contact address: Unit 1733 - 35, 17/ F, Gala Place, 56 Dundas Street, MongKok, Hong Kong.

Contact and contact number: +852 2323 3577

E-mail:

According to the "Household Lease Agreement" signed by both parties, Party B Leasing Party A is located in Unit 3109, Zhongjing Block, Poly-Plaza Clover, No. 406 #2, Huasui Road, Guangzhou. The lease term is from the year of 2018, from 24 Oct.to 23 Oct. 2020. From 24 Oct. 2018 to 28 Oct. 2018, is force rent-free period. This rent-free period is for the Other expenses incurred in the rental of the property shall be borne by Party B.

Party A is exempt from rent during the rent-free period. But the rent-free period rents, fees, utilities, and air-conditioning fees, etc., are based on the use of leased real estate to mark other expenses. Before the 25th of each month (including the same day),

Party A's designated account: 6 2 17 6803 01 29 691 4

The corpse bank: China Bank, Shenzhen Sannuo Building Branch

Account Name: Wang rui

The rent and service fee include the property fee. If Party B defaults on rent and service fees, after three days from the date of the expiration, the daily rent and service fee is 3%. If Party B refuses to pay the above-mentioned late payment fee, Party A will be entitled to deduct the rental deposit after the contract expires. Party A's permission to continue to rent the property is not a waiver of this right, except for those expressly stated by Party A in the above form.

The supplementary agreement was signed by the company on September 10, 2018.],
The other terms are also based on the double glutinous potato noodles - "House Rentals"

Term	Monthly rent &service fee
24 Oct. 2018 - 28 Oct.2018	0
29 Oct. 2018 - 28 Nov.2018	¥37701
29 Nov. 2018 - 30 Nov.2018	¥2513
01 Dec. 2018 - 30 Sept.2019	¥37701
01 Oct. 2019 - 23 Oct. 2019	¥27972
24 Oct. 2019 - 31 Oct. 2019	¥10247
01 Nov. 2019 - 30 Sept.2020	¥39707
01 Oct. 2020 - 23 Oct.2020	¥29460

方（签章
定代表人
系电话：
子邮箱：
托代理人（签章）：

GRAND WORLD PRO LIMITED 創威寶有限公司